Filed pursuant to Rule 424(b)(3)
File No. 333-32142

NOVAVAX, INC.

SUPPLEMENT NO. 1 DATED October 24, 2002
TO PROSPECTUS DATED January 14, 2002

     This Supplement contains information relating to the table under the caption “Selling Stockholders” in our January 14, 2002 prospectus.

     Mr. William E. Georges has transferred shares of our common stock to WEG Partners, L.P. As a result of this transaction, the disclosures concerning Selling Stockholders is updated by amending the information as to William E. Georges as Selling Stockholder and including WEG Partners, L.P. as follows:

	Shares Beneficially			Shares Beneficially
	Owned Prior to		Number of	Owned After
	Offering		Shares	Offering
Name of Selling Stockholder	Number	Percent	Being Offered	Number	Percent

William E. Georges (1)	133,409	*	66,743	66,666	*
WEG Partners, L.P.	400,000	1.6	283,232	116,768	*

(1)	William E. Georges is currently Senior Vice President of Fielding, a wholly owned subsidiary of Novavax. Includes 66,666 shares issuable to Mr. Georges pursuant to options exercisable within 60 days.